CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration No. 333-104315) of Emergent Group, Inc. and Subsidiaries of our report dated March 26, 2007 with respect to the financial statements of Emergent Group, Inc. and Subsidiaries for the years ended December 31, 2006 and 2005 appearing in the 2006 Annual Report on Form 10-KSB of Emergent Group, Inc. and Subsidiaries.



/s/ Rose, Snyder & Jacobs
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Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
March 26, 2007